UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2012
_________________

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

By letter dated July 9, 2012, CD International Enterprises, Inc. (the “Company”) was notified by The NASDAQ Stock Market (“NASDAQ”) that, following the Company’s hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) on June 14, 2012, the Panel had determined to delist the Company’s securities from NASDAQ based upon public interest concerns.  Accordingly, the Company’s securities will be suspended on NASDAQ effective with the open of trading on Wednesday, July 11, 2012.  On that same date, the Company’s common stock will begin trading on the OTCQB Marketplace under its current symbol “CDII”.

Item 7.01.	Regulation FD Disclosure.

On July 10, 2012 the Company issued a press release to announce the commencement of trading of its common stock on the OTCQB under the Symbol 'CDII' beginning Wednesday, July 11, 2012.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

 Item 9.01.         Financial Statements and Exhibits

 (d)           Exhibits

 99.1           Press Release of CD International Enterprises, Inc. dated July 10, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: July 10, 2012	/s/ Lazarus Rothstein
Lazarus Rothstein Executive Vice President and General Counsel